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Exhibit 3.1.1 Articles Of Incorporation


                          ARTICLES OF INCORPORATION OF
                              ARMOR SOFTWARE, INC.

The undersigned subscriber of these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I                  NAME

The name of the corporation shall be:

Armor Software, Inc.

ARTICLE II                 NATURE OF BUSINESS

This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and the State of Florida.

ARTICLE III                AUTHORIZED SHARES

The authorized capital stock of this corporation shall consist of 100,000,000 shares of Common Stock with a par value of $.001 per share, and 10,000,000 shares of Preferred Stock with a par value of $.001 per share.

The Preferred Stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualification, limitation, restrictions thereof as shall be stated and expressed in the resolution or resolutions provided for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority in this paragraph given.

ARTICLE IV                 TERM OF EXISTENCE

The corporation shall have perpetual existence.

ARTICLE V                  DIRECTORS

The business of the corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum, may be increased or decreased from time to time in the manner provided by the By-Laws. The number of persons constituting the initial Board of Directors shall be one (1).


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ARTICLE VI                 VOTING FOR DIRECTORS

The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

ARTICLE VII                CONTRACTS

No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or in, or at some time in the future becomes an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE VIII               INDEMNIFICATION OF OFFICERS AND DIRECTORS

This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith to procure, at the expense of this corporation, policies of insurance.

ARTICLE IX                 PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be: 1721 S.W. Mockingbird Drive, St. Lucie, Florida 34986. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

ARTICLE X                  INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent are: Mr. Ernie Farris, 1721 S.W. Mockingbird Drive, St. Lucie, Florida 34986. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

ARTICLE XI                 INCORPORATOR

The name and address of the Incorporator to these Articles of Incorporation are:
Mr. Thomas Braun, #105 - 2140 Briar Avenue, Vancouver, BC V6L 3E3.


IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 27th day of May, 1998.



                                                     /S/ THOMAS BRAUN
                                                     ---------------------------
                                                     Thomas Braun, Incorporator

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HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE
ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER PERFORMANCE OF MY DUTIES AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


/S/ ERNIE FARRIS                                        6-3-98
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Ernie Farris, Registered Agent                          Date


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